UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2013

Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.
The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure. This information and Exhibits 99.1, 99.2 and 99.3 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

In a preliminary offering memorandum dated October 22, 2013 (the “Preliminary Offering Memorandum”), distributed to prospective investors in connection with the proposed private notes offering described under Item 8.01 of this Current Report on Form 8-K, Alliant Techsystems Inc. (the “Company”) disclosed certain information to prospective investors. The following information, excerpted from the Preliminary Offering Memorandum, is furnished as Exhibits 99.1, 99.2 and 99.3 to this report and incorporated by reference in this Item 7.01:

•	the section of the Preliminary Offering Memorandum captioned “Summary,”

•	the section of the Preliminary Offering Memorandum captioned “Risk Factors,” and

•	the section of the Preliminary Offering Memorandum captioned “Unaudited Pro Forma Condensed Combined Financial Statements.”

The risk factors as set forth in Exhibit 99.2 attached hereto should be read in conjunction with the risk factors previously set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

In addition, the Company included in the Preliminary Offering Memorandum the following information pertaining to its preliminary second quarter results:

We are providing below preliminary financial results for our fiscal quarter ended September 29, 2013 (the ‘‘second fiscal quarter’’). Our actual financial results for the second fiscal quarter have not yet been finalized by management or audited or reviewed by our independent auditors. The preliminary results below are not a comprehensive statement of all financial results for the second fiscal quarter. Our actual results may differ from those provided below due to the completion of our financial closing procedures, application of final adjustments, review by our independent auditors and other developments that may arise between now and the time the financial results for the second fiscal quarter are finalized, and those differences may be material.

We estimate that sales for the second fiscal quarter were between approximately $1.13 billion and $1.16 billion, compared to sales of $1.07 billion for the comparable prior-year period. We estimate that income before interest, income taxes and non-controlling interest (‘‘EBIT’’) for the second fiscal quarter was between approximately $145.0 million and $155.0 million, compared to EBIT of $110.6 million for the comparable prior-year period. We estimate that we ended the second fiscal quarter with liquidity (cash on hand plus availability under our existing revolving credit facility) of approximately $500 million.

Item 8.01.    Other Events
On October 22, 2013, the Company issued a press release announcing its intention to offer $300 million aggregate principal amount of senior notes due 2021 (the “Notes”) in a private offering, subject to market and other conditions. The October 22 press release is attached as Exhibit 99.4 to this report and is incorporated herein by reference.

The Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	The section captioned “Summary” of the Preliminary Offering Memorandum.
99.2	The section captioned “Risk Factors” of the Preliminary Offering Memorandum.
99.3	The section captioned “Unaudited Pro Forma Condensed Combined Financial Statements” of the Preliminary Offering Memorandum.
99.4	Press Release, dated October 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Scott D. Chaplin
	Name:	Scott D. Chaplin
	Title:	Senior Vice President, General Counsel and Secretary

Date: October 22, 2013